UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On  February 23, 2007, Vyteris, Inc. (the "Company"), entered into a written letter of intent (the "Letter of Intent"), titled the
"Spencer Trask Ventures, Inc. Proposal for the Acquisition of Lehigh Valley Technologies, Inc. by Vyteris Holdings (Nevada), Inc.," with respect to the potential acquisition by the Company of privately-held Lehigh Valley Technologies, Inc., ("LVT")pursuant to the terms summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2008.

The Letter of Intent contemplated that either LVT or the Company may terminate the Letter of Intent (i) at any time, if the other party materially breaches any of its obligations or agreements under the Letter of Intent and has not cured such breach within twenty days of notice, or (ii) if the definitive Transaction agreement has not been executed by the Company and LVT within ten weeks following the Company's receipt of LVT's audited financial statements for 2004, 2005 and 2006. Further, the Company may terminate the Letter of Intent if it advises LVT that it does not wish to proceed with the proposed Transaction (and will be obligated to reimburse LVT's out-of-pocket financial statement audit expenses).

The Company did not enter into a material definitive agreement with LVT within the 10 week period following its receipt of LVT’s audited financial statements for 2004 – 2006.

On December 26, 2007, LVT sent a letter to the Company terminating the Letter of Intent.  There are no financial penalties to the Company for such termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Anthony Cherichella
Name: Anthony Cherichella
Title: Chief Financial Officer

Dated: January 2, 2008